Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AXA Equitable Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	90-0226248
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1290 Avenue of the Americas

New York, New York 10104

(212) 554-1234

(Address, including Zip Code, and Telephone Number, including Area Code of Registrant’s Principal Executive Office)

THE AXA EQUITABLE HOLDINGS, INC. 2019 OMNIBUS INCENTIVE PLAN

(Full titles of the plans)

Dave S. Hattem, Esq.

Senior Executive Vice President, General Counsel and Secretary

1290 Avenue of the Americas

New York, New York 10104

(212) 554-1234

(Name, address and telephone number of agent for service)

With copies to:

Peter J. Loughran, Esq.

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

(212) 909-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Name of Plan	Title of Securities to be Registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
THE AXA EQUITABLE HOLDINGS, INC.2019 OMNIBUS INCENTIVE PLAN	Common Stock, par value $0.01 per share	2,000,000	$19.71	$39,420,000	$4,777.71

(1)

Represents 2,000,000 additional shares that may be issued under The AXA Equitable Holdings, Inc. 2019 Omnibus Incentive Plan (the “Omnibus Incentive Plan”). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Omnibus Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Computed pursuant to Rule 457(h) solely for purposes of determining the registration fee, based upon an assumed price of $19.71 per share of the Registrant’s Common Stock, which is based on the average of the high sales price and low sales price per share of the Registrant’s Common Stock as reported on the New York Stock Exchange on March 8, 2019.

INTRODUCTION

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by AXA Equitable Holdings, Inc., a Delaware corporation (the “Registrant”), to register an additional 2,000,000 shares of its common stock, par value $0.001 per share, to be issued under The AXA Equitable Holdings, Inc. 2019 Omnibus Incentive Plan (the “Plan”). Accordingly, the contents of the previous Registration Statement on Form S-8 (File No. 333-22857) filed by the Registrant with the U.S. Securities and Exchange Commission on November 27, 2018 (the “Prior Registration Statement”) relating to the Plan, including periodic reports that the Registrant filed after the Prior Registration Statement to maintain current information about the Registrant, are incorporated by reference into the Registration Statement pursuant to General Instruction E of Form S-8. The Prior Registration Statement is currently effective.

Part II

Information Required in the Registration Statement

Item 8.	Exhibits.

Exhibits

3.1	Amended and Restated Certificate of Incorporation of AXA Equitable Holdings, Inc. (incorporated by reference to Exhibit 3.1 to AXA Equitable Holdings, Inc.’s Form 10-Q for the quarterly period ending March 31, 2018, as filed on June 20, 2018 (the “Q-1 2018 Form 10-Q”)).

3.2	Amended and Restated By-laws of AXA Equitable Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Q-1 2018 Form 10-Q).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 of AXA Equitable Holdings, Inc., File No. 333-221521).

5.1	Opinion of Debevoise & Plimpton LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1).

24.1	Powers of Attorney.

99.1	The AXA Equitable Holdings, Inc. 2019 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.61 to AXA Equitable Holdings, Inc.’s Form 10-K filed on March 8, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 11, 2019.

AXA Equitable Holdings, Inc.

By:	/s/ Anders Malmström
	Name:	Anders Malmström
	Title:	Senior Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on March 11, 2019 by the following persons in the capacities indicated.

Signature	Title

* Mark Pearson	President and Chief Executive Officer, Director (Principal Executive Officer)

/s/ Anders Malmström Anders B. Malmström	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* William Eckert	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

* Thomas Buberl	Director

* Gérald Harlin	Director

* George Stansfield	Director

* Karima Silvent	Director

* Bertrand Poupart-Lafarge	Director

* Daniel G. Kaye	Director

* Ramon de Oliveira	Director

* Charles Stonehill	Director

*By:	/s/ Anders Malmström
Anders Malmström as Attorney-in-Fact

3